                                  EXHIBIT 10.1

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

      THIS AGREEMENT (the "Agreement") is made and entered into to be effective as of May 13, 1999 by and between R. G. Barry Corporation, a corporation organized and existing under the laws of the State of Ohio ("Company"), and Gordon Zacks ("Zacks").

                                R E C I T A L S:
                                ----------------

      1. Zacks possesses unique skills, knowledge and experience relating to the business of the Company which he has developed in his many years of service to the Company, including his extended service as Chief Executive Officer of the Company.

      2. The Company desires to reward Zacks for his significant contributions to the Company in the past and to create an incentive for Zacks to continue his employment with the Company in the future.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants expressed in this Agreement, the parties hereto make the following agreements, intending to be legally bound thereby:

      Section 1. Grant of Restricted Shares. In consideration of Zacks' many years of service and his significant contributions to the Company and subject to the terms and conditions hereinafter set forth, the Company hereby issues to Zacks 50,000 common shares, par value $1.00 per share, of the Company (the "Restricted Shares"). Zacks shall exercise all voting rights with respect to the Restricted Shares held by him and shall be entitled to receive all dividends payable thereon. The Restricted Shares are being issued from the Company's treasury shares.

      Section 2. Restrictions on Transfer. Each Restricted Share shall represent one issue and outstanding common share, par value $1.00 per share, of the Company but shall be subject to the restrictions hereinafter set forth. None of the Restricted Shares may be sold, transferred, pledged or otherwise alienated or encumbered until or unless the restrictions imposed thereon by this Agreement have lapsed according to the provisions of this Agreement.

                               Page 18 of 23 pages

      Section 3. Lapse of Restrictions; General Provisions. Subject to the provisions of Sections 4, 5 and 6 of this Agreement, restrictions on transfer shall lapse with respect to 20% of the total number of Restricted Shares issued to Zacks under this Agreement (with appropriate adjustment for stock splits, stock dividends and similar events) on each of May 13, 2000, May 13, 2001, May 13, 2002, May 13, 2003, and May 13, 2004, on which date all remaining restrictions on transfer shall lapse.

      Section 4. Disability. In the event during the term of this Agreement Zacks' employment is terminated by the Company because he is unable to perform his job responsibilities due to ill health or physical or mental disability, restrictions on transfer shall lapse immediately with respect to all Restricted Shares then held by Zacks which remain subject to restrictions on transfer.

      Section 5. Death of Zacks. In the event of the death of Zacks, transfer restrictions shall lapse immediately with respect to all Restricted Shares held by Zacks at the time of his death and still covered by transfer restrictions.

      Section 6. Termination of the Employment of Zacks; Change of Control. If the employment of Zacks is terminated by the Company for "Cause," as that term is defined in Section 5(b) of the Employment Agreement dated July 1, 1998 between the Company and Zacks (the "Employment Agreement"), or if Zacks terminates his employment for any reason other than a "Good Reason," as that term is defined in Section 5(c) of the Employment Agreement, Zacks shall immediately forfeit any Restricted Shares whose transfer restrictions have not previously lapsed under this Agreement. Anything contained herein to the contrary notwithstanding, in the event that the employment of Zacks is terminated by the Company for any reason other than for Cause (as defined in Section 5(b) of the Employment Agreement) or by Zacks for Good Reason (as defined in Section 5(c) of the Employment Agreement), restrictions on transfer shall lapse, effective on the date of such termination of employment, with respect to all Restricted Shares held by Zacks which are then covered by transfer restrictions. Anything contained herein to the contrary

                               Page 19 of 23 pages
notwithstanding, all transfer restrictions on the Restricted Shares which have not previously lapsed shall lapse effective on a Change of Control of the Company, as that term is defined in Section 9 of the Employment Agreement. The terms used in this Section 6 which are defined in the Employment Agreement shall continue to have the definitions set forth in the Employment Agreement after any expiration or termination of the Employment Agreement.

      Section 7. Securities Law Matters. Zacks hereby represents, warrants, covenants and agrees with the Company as follows:

         (a) The Restricted Shares are being acquired by him for his own account without the participation of any other person and with the intent of holding the Restricted Shares for investment and not with a view to, or for resale in connection with, any distribution of the Restricted Shares.

         (b) Zacks understands and agrees that the Restricted Shares will be issued to him without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registrations under the Securities Act of 1933 (the "1933 Act").

         (c) Because the Restricted Shares are being issued to Zacks in a transaction which is not registered under the 1933 Act or under any state securities laws, the Restricted Shares cannot be offered for sale, sold or transferred after the restrictions on transfer imposed by this Agreement have lapsed other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable state securities laws.

         (d) Each certificate representing the Restricted Shares shall be endorsed with a legend substantially in the following form and Zacks shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT
            BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
            AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR

                               Page 20 of 23 pages

            HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FOR THE REGISTRATION REQUIREMENTS OF SUCH ACT.

      Section 8. Legends. In addition to the legend referred to in Section 7(d), all certificates for the Restricted Shares shall bear a legend prohibiting the sale, transfer, pledge or other alienation thereof until the Company notifies the Company's transfer agent that, and the extent to which, the restrictions on transfer on such shares imposed by this Agreement have lapsed.

      Section 9. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to arbitration by the American Arbitration Association in Columbus, Ohio, and the determination of the American Arbitration Association shall be final and absolute. The Arbitrator shall be governed by the duly promulgated Commercial Arbitration Rules of the American Arbitration Association and the pertinent provisions of the laws of the State of Ohio relating to arbitration. Any judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. Arbitration and legal fees regarding disputes or controversies arising under this Agreement shall be borne by the Company.

      Section 10.  Miscellaneous.

         (a) The vesting of the Restricted Shares under this Agreement shall be subject to any applicable tax withholding or other requirements of applicable law.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         (c) This Agreement embodies the entire agreement of the parties in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter of this Agreement. If any provision of this Agreement or the application of any provision to any person or any circumstance shall be

                               Page 21 of 23 pages
determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of the Company and Zacks that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

         (d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company; provided, however, that the Company may not assign this Agreement or any of its rights or obligations hereunder to any party other than a corporation which succeeds to substantially all of the business and assets of the Company by merger, consolidation, sale of assets or otherwise. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of Zacks; provided, however, that the rights of Zacks under this Agreement may be assigned only to his personal representative by will or trust or pursuant to applicable laws of descent and distribution.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                  R. G. BARRY CORPORATION


                  By /s/ Richard L. Burrell
                     -----------------------------
                     Richard L. Burrell,
                     Senior Vice President-Finance


                     /s/ Gordon Zacks
                     -----------------------------
                     Gordon Zacks


                               Page 22 of 23 pages